Exhibit 99.1

UPDATE: Splash Beverage Group Inc. Announces Pricing of $15.0 Million Public Offering and Uplisting to NYSE American

June 10, 2021 19:34 ET | Source: Splash Beverage Group Inc.

FORT LAUDERDALE, Fla , June 10, 2021 (GLOBE NEWSWIRE) -- via InvestorWire – Splash Beverage Group, Inc. (NYSE American: SBEV) (the “Company”) (https://www.SplashBeverageGroup.com), a portfolio company of leading beverage brands, today announced the pricing of its underwritten public offering of 3.75 million shares of common stock and warrants to purchase up to 3.75 million shares of common stock at a public offering price of $4.00 per share and accompanying warrant for aggregate gross proceeds of $15.0 million prior to deducting underwriting discounts, commissions, and other offering expenses. Each warrant is exercisable for one share of common stock at an exercise price of $4.60 per share and will expire five years from issuance. The common stock and warrants are immediately separable and will be issued separately. The common stock and warrants are expected to begin trading on the NYSE American, on June 11, 2021, under the symbols “SBEV” and “SBEV WS,” respectively.

Kingswood Capital Markets, division of Benchmark Investments, LLC, is acting as sole book-running manager for the offering.

In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 562,500 shares and accompanying warrants to purchase up to 562,500 shares of common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on or about June 15, 2021, subject to satisfaction of customary closing conditions.

The offering is being conducted pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-255091), previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Kingswood Capital Markets, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Follow Splash Beverage Group on Twitter: www.twitter.com/SplashBev

About Splash Beverage Group, Inc.:

Splash Beverage Group specializes in manufacturing, distribution, sales & marketing of various beverages across multiple channels. SBEV operates in both the non-alcoholic and alcoholic beverage segments which they believe leverages efficiencies and dilutes risk.
SBEV believes its business model is unique as it ONLY develops/accelerates brands it perceives to have highly visible pre-existing brand awareness or pure category innovation.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation inability to close the underwritten public offering in a timely manner and the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2021, and in the Company’s other filings with the SEC. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Contact Information:

Splashbeveragegroup.com
info@splashbeveragegroup.com
954-745-5815

SOURCE: Splash Beverage Group, Inc.

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